Exhibit 20.3


ARRAN  FUNDING  LIMITED - SERIES 07-A

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                           ARRAN2005

Arran Funding Limited - Series:                    07-A

ABS - Credit Card - Bank, Closing Date:            February 1, 2007

As at:                                                April 16, 2007

                     RATING (S&P/moodys/fitch)         POOLFACTOR         PAY                     COUPON
TRANCHE    CURRENCY    ORIGINAL       CURRENT      ORIGINAL  CURRENT   FREQUENCY            BASIS          CURRENT
--------------------------------------------------------------------------------------------------------------------
Class A2      EUR     BB /Ba1/NR    BB / Ba1 / NR     100%     100%     Monthly    1 Mth EURIBOR + 3.20%   7.05600%
Class A3      GBP     BB /Ba1/NR    BB / Ba1 / NR     100%     100%     Monthly      1 Mth LIBOR + 3.20%   8.61975%

    Scheduled start of Controlled Accumulation Period:      N/A
    Expected maturity:                                      15 June, 2012
    Legal final maturity:                                   15 June, 2014
    Structure:                                              Subordinated to Series 2005-A and Sereis 2005-B
    Tax Election:                                           N/A
    Amort. Type:                                            Amortising
    Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
    Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
    Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
    Trustee:                                                Bank of New York (The)
    Underwriter:                                            The Royal Bank of Scotland plc


Pool Performance

==========================================================================================================================
Month end            Gross           Expense       Gross Charge       Excess            Excess     Transferor Interest
                   Yield (%)        Rate (%)       Off Rate (%)     Spread (%)        Spread (%)      %           Min %
                                                                  Roll 1/4 Ave
31 Mar 2007         20.86%            9.97%             8.96%           1.93%            2.39%      34.99%             6%
28 Feb 2007         18.30%            8.86%             6.60%           2.84%            2.84%      37.02%             6%
==========================================================================================================================



Delinquencies (Principal Receivables Which are 30 Days or More Past Due)
================================================================================
                                    (% Pool)
--------------------------------------------------------------------------------
Month end      30-59 days     60-89 days    90-179 days   180+ days     Total
---------      ----------     ----------    -----------   ---------     -----

31 Mar 2007      1.25%         0.98%           2.50%         3.82%      8.55%
28 Feb 2007      1.23%         0.96%           2.48%         3.79%      8.46%
31 Jan 2007      1.20%         0.96%           2.42%         3.67%      8.25%
31 Dec 2006      1.20%         0.97%           2.36%         3.57%      8.09%
30 Nov 2006      1.24%         0.96%           2.40%         3.56%      8.16%
31 Oct 2006      1.24%         0.95%           2.39%         3.48%      8.05%
================================================================================

Payment Rate
================================================================================

                      Payments                     Pool Balance
                -----------------------------      ------------
Month End        Total ((pound)000)  Rate (%)       (pound)000

31 Mar 2007         1,161,276        24.32%         4,618,333
28 Feb 2007         1,023,326        21.05%         4,775,517
31 Jan 2007         1,270,169        25.27%         4,861,604
31 Dec 2006         1,103,209        22.21%         5,026,446
30 Nov 2006         1,200,831        23.71%         4,967,182
31 Oct 2006         1,138,033        23.88%         5,063,743
================================================================================


================================================================================
Average Actual Balance:                     (Pound) 961

Number of Accounts:                           4,804,420
================================================================================

Spread Account

                                                                        =====================
                                                                          (POUND)        %
                                                                        ---------------------
Required Spread Account Amount / Spread Account Percentage              28,952,520       50%
                                                                        ---------------------
Balance brought forward at last distribution date (Closing)             28,952,520       50%
Amounts drawn from Spread Account treated as Available Funds
Transferred to/(from) Spread account this distribution date                     --
                                                                        ---------------------
Balance carried forward                                                 28,952,520       50%
Shortfall carried forward                                                       --
                                                                        ---------------------
                                                                        =====================

NOTE

Quarterly excess spread percentage for the April distribution date is calculated by averaging the excess spread percentages for the months of February and March

IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 16th day of April, 2007


--------------------------------------------------
The Royal Bank of Scotland plc, as Servicer
Patrick Neville
Chief Financial Officer, Cards Business